Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to inclusion in this Registration Statement on Form S-1 of our report dated March 29, 2022 relating to the consolidated financial statements of American International Holdings Corp. for the years ended December 31, 2021 and 2020.

We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this registration statement.

/s/ M&K CPA’s, PLLC

Houston, TX

April 21, 2022